Exhibit 10.71

SUNESIS PHARMACEUTICALS, INC.
2006 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

Sunesis Pharmaceuticals, Inc. (the “Company”), pursuant to the Sunesis Pharmaceuticals, Inc.  2006 Employment Commencement Incentive Plan (the “Plan”), hereby grants to the Optionee listed below (“Optionee”), an option to purchase the number of shares of the Company’s Stock set forth below (the “Option”).  This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement and the Plan, each of which are attached hereto and incorporated herein by reference.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.

Optionee:

Date of Stock Option Agreement:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Expiration Date:

Type of Option:	Non-Qualified Stock Option

Vesting Schedule:
[Twenty-five percent (25%) of the shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48th of the shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, subject to the Optionee’s continued service with the Company.]

By his or her signature and the Company's signature below, Optionee agrees to be bound by the terms and conditions of the Plan and the Stock Option Agreement attached hereto.  Optionee has reviewed the Stock Option Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Grant Notice, the Stock Option Agreement and the Plan.  Optionee agrees that Optionee has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of this Option is an inducement material to Optionee’s agreement to enter into employment with the Company or Subsidiary.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

SUNESIS PHARMACEUTICALS, INC.Optionee:		OPTIONEE

By:		By:
Print Name:		Print Name:
Title:
Address:	395 Oyster Point Blvd., Suite 400 South San Francisco, CA 94080	Address:

GRANT NOTICE PAGE 1

SUNESIS PHARMACEUTICALS, INC.
2006 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Sunesis Pharmaceuticals, Inc. (the “Company”) has granted to the Optionee set forth in the Grant Notice (the “Optionee”) an option under the Sunesis Pharmaceuticals, Inc. 2006 Employment Commencement Incentive Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice (the “Option”).  The Option is subject to all of the terms and conditions set forth herein and in the Grant Notice and the Plan.

ARTICLE I
DEFINITIONS; INCORPORATION OF TERMS

1.1           Definitions.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.

1.2           Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE II
GRANT OF OPTION

2.1           Grant of Option.  In consideration of the Optionee’s agreement to commence and remain in the employ of the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement.  The Option shall be a Non-Qualified Stock Option.

2.2           Purchase Price.  The exercise price per share of the Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that in no event shall such exercise price be less than 100% of the Fair Market Value of a share of Stock on the Grant Date or than the par value of a share of Stock, unless otherwise permitted by applicable law.

2.3           Consideration to the Company.  In consideration of the granting of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe.  Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Optionee.

STOCK OPTION AGREEMENT PAGE 1

ARTICLE III
PERIOD OF EXERCISABILITY

3.1           Commencement of Exercisability.

(a)           Subject to Sections 3.3 and 5. 9, the Option shall become exercisable upon becoming vested in such amounts and at such times as are set forth in the Grant Notice.

(b)           No portion of the Option which has not become vested and exercisable at Termination of Service (as defined in Section 3.3 below) shall thereafter become exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.

3.2           Duration of Exercisability.  The installments provided for in Section 3.1(a) are cumulative.  Each such installment which becomes vested and exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

3.3           Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The expiration of ten years from the Grant Date; or

(b)           The expiration of three months following the date of the Optionee’s Termination of Service, unless such Termination of Service occurs by reason of the Optionee’s death or Disability or unless a different period is set forth in a written agreement between the Optionee and the Company, as approved by the Committee; or

(c)           The expiration of twelve months following the date of the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.

(e)           For purposes of this Agreement, “Termination of Service” means the time when the employment relationship between the Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or Disability; but excluding (a) a termination where there is a simultaneous reemployment or continuing employment of the Optionee by the Company or any Subsidiary or a parent corporation thereof (within the meaning of Section 422 of the Code), (b) at the discretion of the Committee, a termination which results in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former Employee.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service for the purposes of this Agreement, and all questions of whether particular leaves of absence for Optionees constitute Terminations of Service.  Notwithstanding any other provision of the Plan or this Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate the Optionee’s employment and/or consultancy at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and the Optionee.

STOCK OPTION AGREEMENT PAGE 2

ARTICLE IV
EXERCISE OF OPTION

4.1           Person Eligible to Exercise.  Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.

4.2           Partial Exercise.  Any vested and exercisable portion of the Option or the entire Option, if then wholly vested and exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3           Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)           An Exercise Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee.  Such notice shall be substantially in the form attached as Exhibit A (or such other form as is prescribed by the Committee); and

(b)           (i)           Full payment (in cash or by check) for the shares with respect to which the Option or portion thereof is exercised, to the extent permitted under applicable laws; or

(ii)           To the extent permitted under applicable laws, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is made to the Company upon settlement of such sale; or

(iii)           With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and

(c)           A bona fide written representation and agreement, in such form as is prescribed by the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Stock are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Securities Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above.  The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations.  Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares.  Share certificates evidencing Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein.  The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

STOCK OPTION AGREEMENT PAGE 3

(d)           Full payment to the Company (or other employer corporation) of all amounts which, under federal, state, local or foreign tax law, it is required to withhold upon exercise of the Option.  With the consent of the Committee, shares of Stock issuable to the Optionee upon exercise of the Option, having a Fair Market Value at the date of Option exercise equal to the statutory minimum sums required to be withheld, may be used to make all or part of such payment; and

(e)           In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

4.4           Conditions to Issuance of Stock Certificates.  The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such Stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

(e)           The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

4.5           Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares of Stock have been issued (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.)

ARTICLE V
OTHER PROVISIONS

5.1           Administration.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement; provided, however, any action taken by the Board in connection with the administration of the Plan shall not be deemed approved by the Board unless such actions are approved by a majority of the Independent Directors.

STOCK OPTION AGREEMENT PAGE 4

5.2           Option Not Transferable.

(a)           Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until the Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.  Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)           Notwithstanding any other provision in this Agreement, with the consent of the Committee, the Option may be transferred to, exercised by and paid to certain persons or entities related to the Optionee, including but not limited to members of the Optionee’s family, charitable institutes or trusts or other entities whose beneficiaries or beneficial owners are members of the Optionee’s family or to such other persons or entities as may be expressly approved by the Committee (each a “Permitted Transferee”), pursuant to such conditions and procedures as the Committee may require.

(c)           Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  Subject to such conditions and procedures as the Committee may require, a Permitted Transferee may exercise the Option or any portion thereof in accordance with this Agreement.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Permitted Transferee or the Optionee’s beneficiary designated in accordance with Section 9.4 of the Plan, as applicable.  If no beneficiary has been designated or survives the Optionee, the Option may be exercised by the person entitled to such exercise pursuant to the Optionee’s will or the laws of descent and distribution.

5.3           Restrictive Legends and Stop-Transfer Orders.

(a)           The share certificate or certificates evidencing the shares of Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.

(b)           The Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           The Company shall not be required:  (i) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

STOCK OPTION AGREEMENT PAGE 5

5.4           Shares to Be Reserved.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement.

5.5           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature on the Grant Notice.  By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s designated beneficiary if any, or the person otherwise entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.5.  Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7           Stockholder Approval Not Required.  The Plan will not be submitted for approval by the Company’s stockholders.  As more particularly described in Section 15.1 of the Plan, pursuant to NASD Rule 4350(i)(1)(A)(iv), the issuance of this Option and the shares of Common Stock issuable upon exercise or vesting of such Option pursuant to the Plan are not subject to the approval of the Company’s stockholders.

5.8           Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof.

5.9           Conformity to Applicable Laws.  The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  The Optionee also acknowledges that the Plan is intended to conform with the requirements of rules promulgated by the NASD and, without limiting the foregoing, in particular NASD Rule 4350(i)(1)(A)(iv).  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10           Amendments.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by the Optionee or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

STOCK OPTION AGREEMENT PAGE 6

EXHIBIT A
TO GRANT NOTICE AND STOCK OPTION AGREEMENT

FORM OF EXERCISE NOTICE

Effective as of today, ___________, _____, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ shares of common stock (the “Shares”) of Sunesis Pharmaceuticals, Inc. (the “Company”) under and pursuant to the Sunesis Pharmaceuticals, Inc. 2006 Employment Commencement Incentive Plan (the “Plan”) and the Grant Notice and Stock Option Agreement dated _____________, _____ (the “Option Agreement”).  Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:	____________________________________________________________

Number of Shares as to which Option is Exercised:	____________________________________________________________

Exercise Price per Share:	$____________

Total Exercise Price:	$____________

Certificate to be issued in name of:	____________________________________________________________

Cash Payment delivered herewith:	$____________ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:                 Non-Qualified Stock Option.

1.           Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement.  Optionee agrees to abide by and be bound by their terms and conditions.

2.           Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Article 10 of the Plan.

3.           Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

4.           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

EXERCISE NOTICE PAGE 1

5.           Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on the Company and on Optionee.

6.           Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

7.           Notices.  Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 5.5 of the Option Agreement.

8.           Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.           Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

ACCEPTED BY:	SUBMITTED BY:

SUNESIS PHARMACEUTICALS, INC.	OPTIONEE

By:
Name:	Optionee
Its:

Address:

EXERCISE NOTICE PAGE 2